EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Reeds, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Reed’s, Inc. on Form S-8 (SEC File Number 333-178623) which was filed with the Securities and Exchange Commission on December 20, 2011, of our report dated March 25, 2014, relating to the financial statements of Reeds, Inc, appearing in the annual report on Form 10-K of Reeds, Inc, for the years ended December 31, 2013 and 2012.

/s/ Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.

Los Angeles, California
March 25, 2014